Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

November 10, 2016

Cotiviti Holdings, Inc.

115 Perimeter Center Place

Suite 700

Atlanta, GA 30346

Ladies and Gentlemen:

We have acted as counsel to Cotiviti Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement (the “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 1,260,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), which may be issued by the Company following the filing of the Registration Statement pursuant to the Company’s Employee Stock Purchase Plan for U.S. Employees (the “U.S. ESPP”) and the Employee Stock Purchase Plan for Non-U.S. Employees (together with the U.S. ESPP, the  “Plans”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company; (ii) the Amended and Restated Bylaws of the Company; (iii) the Plans; (iv) the Registration Statement; and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares when issued and delivered in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

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Cotiviti Holdings, Inc. November 10, 2016 Page 2

The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ WEIL, GOTSHAL & MANGES LLP
Weil, Gotshal & Manges LLP